UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
July 8, 2008
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California	94177
(Address of principal executive offices)	(Zip code)

(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2008, William T. Morrow, President and Chief Executive Officer, and a member of the Board of Directors of Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, informed PG&E Corporation and the Utility that he is resigning from his positions at the Utility effective August 31, 2008, to pursue opportunities to re-enter the international technology and telecom industry.  A copy of the related press release is attached to this report as exhibit 99.

Mr. Morrow initially informed PG&E Corporation and the Utility that he was considering leaving the Utility in February 2009.  Given the Utility’s desire to remain focused on its business priorities, Mr. Morrow and the Utility agreed that his resignation would be effective August 31, 2008.  The Utility will continue to pay him amounts equal to his base salary until January 31, 2009 and he will be entitled to participate in the PG&E Corporation 2008 Short-Term Incentive Plan at his target participation rate. The restricted stock and performance shares granted to him under PG&E Corporation’s Long-Term Incentive Plan will continue to vest as if he had remained employed through January 31, 2009.  Any shares of restricted stock and performance shares that would not become vested in the ordinary course as of January 31, 2009 will be forfeited.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following exhibit is being furnished, and is not deemed to be filed:

Exhibit 99	Press release dated July 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: July 8, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: July 8, 2008	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

EXHIBIT INDEX

No.	Description of Exhibit

Exhibit 99	Press release dated July 8, 2008